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                                                                  Exhibit 10.41

                                                                    [Execution]

                      SIXTH AMENDMENT TO LOAN AGREEMENT

         THIS SIXTH AMENDMENT TO LOAN AGREEMENT (herein called the "Amendment") is dated as of February 7,2001, by and among Hispanic Television Network, Inc., a Delaware corporation ("Borrower") and Goff Moore Strategic Partners, L.P. and GAINSCO, Inc. (collectively, "Majority Lenders"), representing all Lenders, as defined in the Original Loan Agreement defined below.

                                 WITNESSETH:

         WHEREAS, Borrower, Majority Lenders and the other Lenders set forth therein entered into that certain Loan Agreement dated as of July 25, 2000 (as amended, supplemented or modified to the date hereof, the "Original Loan Agreement"), for the purpose and consideration therein expressed, whereby Lenders became obligated to make loans to Borrower as therein provided and pursuant to which Borrower issued certain notes to the Lenders in the amounts as set forth in the Lenders Schedule (collectively, the "Original Notes");

         WHEREAS, the Lenders have issued certain proxies or have executed that certain Letter Agreement dated as of January 24,2001, authorizing Majority Lenders to amend the Original Loan Agreement, the Original Notes and all other Loan Documents on behalf of all Lenders for the purpose set forth herein;

         WHEREAS, Borrower and Majority Lenders desire to amend the Original Loan Agreement and the Original Notes for the purpose set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                   ARTICLE I.

                          DEFINITIONS AND REFERENCES

         Section 1.1. TERMS DEFINED IN THE ORIGINAL LOAN AGREEMENT. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Loan Agreement shall have the same meanings whenever used in this Amendment.

         Section 1.2. OTHER DEFINED TERMS. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

             "AMENDMENT" means this Sixth Amendment to Loan Agreement.

             "LOAN AGREEMENT" means the Original Loan Agreement as amended hereby.

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                                  ARTICLE II.

                   AMENDMENTS TO ORIGINAL LOAN AGREEMENT

    Section 2.1. DEFINITIONS. The following definitions in Article 7 of the Original Loan Agreement are hereby deleted in their entirety and replaced with the following:

         "Initial Gorriti Payment" shall mean the equity payment made by Gorriti to the Company on or before February 9,2001, in an amount which is greater than or equal to $1,500,000."

         "Maturity Date" shall mean the following:

                  (a) February 9, 2001, if none of the following clauses (b) through (d) are satisfied to Lenders' satisfaction;

                  (b) March 31,2001, if the Company has received the Initial Gorriti Payment on or before February 9,2001, and has provided evidence of such payment to Lenders in form satisfactory to Lenders;

                  (c)      April 30,2001, if:

                           (i) the Company satisfied section (b) of
                  this definition, and

                           (ii) on or before February 28, 2001, (1) the
                  Company has received the Initial $500,000 Payment and has provided evidence of such payment to Lenders in form satisfactory to Lenders, (2) the CN Acquisition has occurred, (3) CN does not in any manner owe and is not in any manner liable for Indebtedness which in the aggregate exceeds $5,250,000, the terms of which are acceptable to Majority Lenders, in their sole discretion, (4) the Extension Conditions are satisfied, and (5) the Company has paid Thompson & Knight L.L.P. for all fees and expenses incurred in connection with the Loan Agreement and other Loan Documents, including all amendments thereto; and

                  (d) thereafter, during the period from March 1,2001, through November 31,2001, the Maturity Date shall automatically extend to the last date of the month immediately succeeding the previous Maturity Date if (i) the Company satisfied section (c) of this definition, (ii) the Company receives an additional equity payment from Gorriti on or before the last day of the then current month in an amount equal to or greater than $500,000, (iii) the Company has received all such prior required monthly payments, and (iv) the Company has provided evidence of each such payment to Lenders in form satisfactory to Lenders.

         In no event shall the Maturity Date exceed January 31, 2002.

                                  ARTICLE III.

                         CONDITIONS OF EFFECTIVENESS

    Section 3.1. EFFECTIVE DATE. This Amendment shall become effective when, and only when:

    (a) Majority Lenders shall have received, at Majority Lenders' office, a counterpart of this Amendment, executed and delivered by Borrower.

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    (b) Majority Lenders shall have received such other supporting documents as Majority Lenders may reasonably request.

    Section 3.2. EXPENSES OF COUNSEL. In connection with this Amendment, Borrower shall have the obligation to reimburse the Majority Lenders for the fees and expenses of their counsel. The Company shall pay this amount to Majority Lenders on or prior to February 9,2001.

                                  ARTICLE IV.

                        REPRESENTATIONS AND WARRANTIES

    Section 4.1. REPRESENTATIONS AND WARRANTIES OF BORROWER. In order to induce Majority Lenders to enter into this Amendment, Borrower represents and warrants to each Lender that:

    (a) The Company has heretofore made a full disclosure to Majority Lenders of its financial position, including full disclosure (either in writing or orally) of all monetary and covenant defaults to the Loan Agreement and other Loan Documents which exist on the date hereof. Furthermore, the Company hereby represents and warrants that all representations and warranties contained in Article III of the Original Loan Agreement shall be true and correct at and as of April 2,2001, except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Loan Agreement.

    (b) Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow monies and to perform its obligations under the Loan Agreement. Borrower has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of Borrower hereunder end thereunder.

    (c) The execution and delivery by Borrower of this Amendment, the performance by Borrower of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the certificate of incorporation and bylaws of Borrower, or of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of this Amendment or to consummate the transactions contemplated hereby.

    (d) When duly executed and delivered, this Amendment will be a legal and binding obligation of Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application.

                                   ARTICLE V.

                                 MISCELLANEOUS

    Section 5.1. RATIFICATION OF AGREEMENTS. The Original Loan Agreement, as hereby amended is hereby ratified and confirmed in all respects. The Loan Documents as they may be amended or affected by this Amendment, are hereby ratified and confirmed m all respects. Any reference to the Loan Agreement in any Loan Document shall be deemed to be a reference to the Original Loan Agreement as hereby amended.

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The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders under the Loan Agreement or any other Loan Document nor constitute a waiver of any provision of the Loan Agreement or any other Loan Document.

    Section 5.2. SURVIVAL OF AGREEMENTS. All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by Borrower hereunder or under the Loan Agreement to any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, Borrower under this Amendment and under the Loan Agreement.

    Section 5.3. LOAN DOCUMENTS. This Amendment is a Loan Document, and all provisions in the Loan Agreement pertaining to Loan Documents apply hereto and thereto.

    Section 5.4. GOVERNING LAW. This Amendment shall be governed by and construed in accordance the laws of the State of Texas and any applicable laws of the United States of America in all respects, including construction, validity and performance.

    Section 5.5. COUNTERPARTS: FAX. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment may be validly executed by facsimile or other electronic transmission.

    Section 5.6. MISCELLANEOUS. Borrower hereby warrants and Majority Lenders hereby acknowledge that a signatory for Borrower, James A. Ryffel, is a Lender under the Loan Agreement, that full disclosure of this has been made to Majority Lenders, that Majority Lenders and their assigns acknowledge such disclosure, and that Borrower has agreed to release, defend and hold harmless, Mr. Ryffel from any and all claims related to and arising from this Amendment

    THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRIITEN ORAL AGREEMENTS OF THE PARTIES.

       [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

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    IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

                   BORROWER:

                        HISPANIC TELEVISION NETWORK, INC.



                        By:   /s/ Franklin Byrd
                              -----------------
                                 Franklin Byrd
                                 Chief Financial Officer and Secretary

                        By:   /s/ James A. Ryffel
                              -------------------
                                 James A. Ryffel
                                 Chairman of the Board and Interim CEO





                        MAJORITY LENDERS:

                         GOFF MOORE STRATEGIC PARTNERS, L.P.

                        By:   GMSP Operating Partners, L.P., its general partner

                        By:   GMSP, L.L.C.

                        By:  /s/ J. Randall Chappel
                             ----------------------
                                J. Randall Chappel, Principal


                        GAINSCO, INC.

                        By:  /s/ D.j. Coots
                             --------------
                                Name:  D.J. Coots
                                Title:  Sr. Vice President